USAA Investment Management Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

Pursuant to Section 1(b) of the Advisory Agreement dated as of August 1, 2006, between USAA Mutual Funds Trust (the Trust) and USAA Investment Management Company (the Manager), please be advised that the Trust has established two new series of its shares, namely, the Ultra Short-Term Bond Fund and Real Return Fund (the Funds), and please be further advised that the Trust desires to retain the Manager to render investment advisory services under the Advisory Agreement to the Funds at the fees stated below:

ADVISORY FEE SCHEDULE

Ultra Short-Term Bond Fund  0.24%
Real Return Fund  0.50%

In addition, revised Schedule A to the Advisory Agreement reflecting the addition of the Funds to the Advisory Agreement is attached hereto as Exhibit A and is hereby approved.

Please state below whether you are willing to render such services at the fee stated above.

Attest: /S/CHRISTOPHER P. LAIA Christopher P. Laia Secretary	USAA MUTUAL FUNDS TRUST By: /S/CHRISTOPHER W. CLAUS Christopher W. Claus President

Dated: October 18, 2010

We, as the sole shareholder of the above named Funds, do hereby approve the Advisory Agreement and are willing to render investment advisory services to the Ultra Short-Term Bond Fund and Real Return Fund at the fees stated above. In addition, we approve Exhibit A hereto as revised Schedule A to the Advisory Agreement.

Attest: /S/CHRISTOPHER P. LAIA Christopher P. Laia Secretary	USAA INVESTMENT MANAGEMENT COMPANY By: /S/DANIEL S. MCNAMARA Daniel S. McNamara President

Dated: October 18, 2010

EXHIBIT A

SCHEDULE A TO ADVISORY AGREEMENT

LISTING OF FUNDS

NAME OF FUND

Aggressive Growth Fund
Balanced Strategy Fund
Capital Growth Fund
California Bond Fund
California Money Market Fund
Cornerstone Strategy Fund
Emerging Markets Fund
First Start Growth Fund
Global Opportunities Fund
GNMA Trust
Growth & Income Fund
Growth and Tax Strategy Fund
Growth Fund
High-Yield Opportunities Fund
Income Stock Fund
Income Fund
Intermediate-Term Bond Fund
International Fund
Managed Allocation Fund
Money Market Fund
New York Bond Fund
New York Money Market Fund
Precious Metals and Minerals Fund
Real Return Fund
Science & Technology Fund
Short-Term Bond Fund
Small Cap Stock Fund
Target Retirement Income Fund
Target Retirement 2020 Fund
Target Retirement 2030 Fund
Target Retirement 2040 Fund
Target Retirement 2050 Fund
Tax Exempt Intermediate-Term Fund
Tax Exempt Long-Term Fund
Tax Exempt Money Market Fund
Tax Exempt Short-Term Fund
Treasury Money Market Trust

Total Return Strategy Fund
Ultra Short-Term Bond Fund
Value Fund
Virginia Bond Fund
Virginia Money Market Fund
World Growth Fund